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                                                 MAGNA GROUP, INC.                                Exhibit 11.1
                                   COMPUTATION OF EARNINGS PER COMMON SHARE                       ------------
                                       (In thousands, except per share data)

                                                       Three Months Ended                 Nine Months Ended
                                                          September 30                       September 30
                                                      1995             1994              1995           1994
                                                     -------         --------          --------        ------
 Primary
 -------
    Average common shares outstanding                 27,794          26,892            27,687          26,182
    Assumed exercise of employee stock options           164             163               136             146
                                                     -------         -------           -------         -------
       Total                                          27,958          27,055            27,823          26,328
                                                     =======         =======           =======         =======


    Net income                                       $13,135         $12,418           $37,169         $32,174
    Less preferred stock dividends:
       Class B voting preferred                           --              (1)               (2)             (2)
                                                     -------         -------           -------         -------
          Net income                                 $13,135         $12,417           $37,167         $32,172
                                                     =======         =======           =======         =======

    Per common share:
          Net income                                   $0.47           $0.46             $1.34           $1.22
                                                     =======         =======           =======         =======


 Fully Diluted         <FA>
 --------------------------
    Average common shares outstanding                 27,794          26,892            27,687          26,182
    Assumed exercise of employee stock options           193             166               214             171
    Assumed conversion of:
       7% convertible subordinated capital notes         881             956               908             981
       8-3/4% convertible subordinated debentures         --              --                --              --
                                                     -------         -------           -------         -------
          Average common shares and common share
             equivalents                              28,868          28,014            28,809          27,334
                                                     =======         =======           =======         =======

    Net income                                       $13,135         $12,418           $37,169         $32,174
    Less preferred stock dividends:
       Class B voting preferred                           --              (1)               (2)             (2)
    Elimination of interest net of related tax
      effects on:
       7% convertible subordinated capital notes         179             211               578             633
       8-3/4% convertible subordinated debentures         --              --                --              --
                                                     -------         -------           -------         -------
          Fully diluted net income                   $13,314         $12,628           $37,745         $32,805
                                                     =======         =======           =======         =======

    Per common share:
          Net income                                   $0.46           $0.45             $1.31           $1.20
                                                     =======         =======           =======         =======


<FA> Inclusion of common share equivalents for the 8 3/4% convertible subordinated debentures for the three month and nine month periods ended September 30, 1995 and 1994 in the calculation of fully diluted net income per common share results in antidilution, and therefore, these are excluded from the computation.

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